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                                                                   EXHIBIT 99.1

  THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS FORM AND TO SUBSCRIBE FOR UNITS CONSISTING OF SHARES OF COMMON STOCK AND WARRANTS OF ARCH COMMUNICATIONS GROUP, INC. UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

  PLEASE FILL IN ALL APPLICABLE INFORMATION:

                                           I hereby irrevocably subscribe for
                                           the number of Units indicated
                                           above upon the terms and
                                           conditions specified in the
                                           Prospectus relating hereto.
                                           Receipt of the Prospectus is
                                           hereby acknowledged.


 1.(A) Number of Units Subscripted         Signature of Subscriber: __________
       for (not to exceed the ratio
       of one (1) Unit for every
       Right held):

                                           (Joint owners should each sign. If
                                           signing as executor,
                                           administrator, attorney, trustee,
                                           or guardian, give title as such.
                                           If a corporation, sign in full
                                           corporate name by authorized
                                           officer. If a partnership, sign in
                                           the name of authorized person.)



                                           TO BE EXECUTED ONLY BY NON-UNITED
 2. Method of Payment: Check (A)           STATES RESIDENTS:
    and (B): _______________________


                                           I hereby certify that the
 (A)Notice of Guaranteed Delivery          foregoing purchase of Common Stock
  of Payment _______________________       has been effected in accordance
                                           with the applicable laws of the
                 or                        jurisdiction in which I reside.

 (B) Multiply number of Shares             Dated:__________________, 1999
     on Line 1(A) by the
     Subscription Price** (and
     enclose money order or
     check in this amount
     payable to "Arch
     Communications Group,
     Inc.")** _____________

                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------

 --------

 **The Subscription Price will be
 announced by Arch in a press
 release on the first business day
 following the determination of the
 Subscription Price. See page   of
 the Prospectus.

SUBSCRIPTION CERTIFICATE NUMBER: _____________      NUMBER OF RIGHTS: _________

                           SUBSCRIPTION CERTIFICATE
                        ARCH COMMUNICATIONS GROUP, INC.
       SUBSCRIPTION RIGHT FOR UNITS CONSISTING OF SHARES OF COMMON STOCK

                               AND WARRANTS

  This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The Holder is entitled to acquire one unit consisting of one (1) Share of Common Stock and, in specified circumstances, a fraction of one warrant of Arch Communications Group, Inc. ("Arch") for each Right held.

  To subscribe for Shares of Common Stock and, in specified circumstances, warrants, the Holder must present to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, either (i) a notice of guaranteed delivery attached hereto, guaranteeing delivery of (a) payment for the subscription Units and (b) a properly completed and executed copy of this Subscription Certificate; or (ii) a properly completed and executed copy of this Subscription Certificate, together with a money order or check drawn on a bank located in
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the United States of America and payable to Arch Communications Group, Inc.
Securities Fund for an amount equal to the number of Units subscribed for multiplied by $5.00. Subscribers will be subsequently notified as to the number of Units subscribed and the total amount owed based on the Subscription
Price as set on the pricing date. See page     of the Prospectus. Payment for
any balance will be due three (3) business days after the Confirmation Date.

  If an outstanding balance as described above is not received within the three (3) business day period, Arch reserves the right to (i) find other purchasers for the subscribed-for and unpaid-for Units; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Units which could be acquired by such holder upon exercise of the Rights; and/or (iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Units and to enforce the relevant guaranty of payment.

REGISTERED OWNER                          ARCH COMMUNICATIONS GROUP, INC.
                                          THE BANK OF NEW YORK as Subscription
                                           Agent

                                          By: _________________________________
                                             TO: The Bank of New York
                                                 Subscription Agent
                                                 Tender and Exchange
                                                 Department
                                                 P.O. Box 11248
                                                 Church Street Station
                                                 New York, New York 10286-1248

                                          THIS CERTIFICATE MAY NOT BE
                                           TRANSFERRED

  THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.
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                            September  , 1998

TO THE HOLDERS OF ALLOWED

CLASS SIX CLAIMS UNDER THE SECOND

AMENDED JOINT PLAN OF REORGANIZATION

OF MOBILEMEDIA COMMUNICATIONS, INC.

AND ITS SUBSIDIARIES

  Arch Communications Group, Inc. ("Arch") has agreed to acquire MobileMedia Communications, Inc. and its Subsidiaries ("MobileMedia") pursuant to an Agreement and Plan of Merger dated August 18, 1998, as amended (the "Merger Agreement"), and MobileMedia's Second Amended Joint Plan of Reorganization dated as of September 3, 1998 (the "Amended Plan").

  Pursuant to the Merger Agreement and in connection with the Amended Plan, Arch has agreed to issue to the holders of Allowed Class 6 Claims under the Amended Plan (general unsecured claims) rights (the "Rights") to purchase the Arch securities which are described in the accompanying prospectus (the "Prospectus"). The terms of the Rights, the securities of Arch issuable upon exercise of the Rights and the risks related thereto are described in detail in the Prospectus. The discussion of the Rights contained in this transmittal letter is qualified in its entirety by reference to the Prospectus, which you are urged to read in its entirety.

  Included with this letter are the following materials:

  1. the Prospectus;

  2. the Subscription Certificate; and

  3. the Notice of Guaranteed Delivery of Payment.

Separately, you have received or will receive from MobileMedia a Disclosure Statement relating to the Amended Plan.

  The Rights are distributed to you as part of the consideration you receive on account of your Class Six Claim under the Amended Plan. If the Amended Plan is not approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), the Rights may not be exercised. The number of Rights which have been issued to you is set forth in the upper right-hand corner of the Subscription Certificate which is enclosed herewith.

  The Arch securities which may be purchased upon exercise of the Rights will not be determined until the sixteenth (16th) business day following approval of the Amended Plan by the Bankruptcy Court (presently estimated to be January
 , 1999). Prior to the time such determination is made, the Rights may not be exercised, although they are transferable. When the determination has been made, Arch will issue a press release, file a Form 8-K Report with the Securities and Exchange Commission and post a notice on Arch's website www.arch.com announcing the securities which may be purchased upon exercise of the Rights, the exercise price and the date by which you must deliver your Subscription Certificate (the "Expiration Date") if you chose to exercise your Rights (the "Public Announcement"). It is expected that the Expiration Date will be approximately fifteen (15) days following the Public Announcement.

  The Rights are transferable. Transfer instructions are set out in pages   to
  of the Prospectus.
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  If you do not exercise the Rights or sell the Rights prior to the Expiration
Date, the Rights will have no value. To exercise the Rights, you must complete the Subscription Certificate enclosed herewith and deliver it and either the purchase price or the Notice of Guaranteed Delivery, duly completed, to the Subscription Agent, on or prior to the Expiration Date at the following address:

    BY FIRST-CLASS MAIL

    The Bank of New York

    Attn: Tender and Exchange Department

    P.O. Box 11248

    Church Street Station

    New York, NY 10286-1248

    BY HAND, EXPRESS MAIL OR OVERNIGHT COURIER

    The Bank of New York

    Tender and Exchange Department

    101 Barclay Street

    Receive and Delivery Window

    New York, NY 10286

  Payment of the exercise price must be made prior to the Expiration Date in
the manner described at page   of the Prospectus.